Form of Notice of Withdrawal of Tender

Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in

Alternative Investment Partners Absolute Return Fund

Tendered Pursuant to the Offer to Purchase

Dated August 28, 2026

The Offer and Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

Alternative Investment Partners Absolute Return Fund by,

12:00 Midnight, Eastern Time, on October 7, 2026,

Unless the Offer Is Extended.

Morgan Stanley Wealth Management Shareholders should inform their Financial Advisor/Private Wealth Advisor, if they intend to rescind the previously submitted Tender Request. Morgan Stanley Wealth Management Financial Advisor/Private Wealth Advisor should cancel such requests on their Order Entry system, prior to the deadline above.

Non-Morgan Stanley Wealth Management Shareholder should complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

Alternative Investment Partners Absolute Return Fund:

Overnight Delivery:	Regular Mail:
235 West Galena Street	P.O. Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

For additional information:

Phone: (800) 421-7572

Fax: (877) 839-1119

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

Morgan Stanley Wealth Management Shareholders

•	Shareholders should reach out to their Financial Advisor/Private Wealth Advisor to complete the electronic form of the Letter of Transmittal.

•

Morgan Stanley Wealth Management Financial Advisor/Private Wealth Advisor should submit such completed forms to their Order Entry System so that it is received before 12:00 midnight Eastern time, on the Initial Notice Date.

MORGAN STANLEY WEALTH MANAGEMENT SHAREHOLDERS SHOULD NOT FAX OR MAIL TENDER DOCUMENTS DIRECTLY TO THE FUND.

Non-Morgan Stanley Wealth Management Shareholders

The undersigned previously tendered all or some of its shares in Alternative Investment Partners Absolute Return Fund (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund Dated August 28, 2026 (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s shares.

☐	That amount of the undersigned’s shares having the following dollar value:

$___________________________.

☐	That amount of the undersigned’s shares whose value is in excess of the required minimum initial investment applicable for the Fund.

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐	NONE of the undersigned’s shares will be purchased by the Fund.

☐	SOME of the undersigned’s shares will be purchased by the Fund and the dollar value of those shares still to be purchased by the Fund is:

$___________________________.*

*

NOTE: This option may be used only to decrease the dollar value of the shares to be purchased by the Fund. If an increase in the dollar value of the shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Account Number: __________________

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory
Date:

D-4